UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a) Appointment of New Chief Financial Officer

Appointment of Raju Prasad, Ph.D. as Chief Financial Officer

On March 13, 2023, CRISPR Therapeutics AG (the “Company”) announced the hiring and appointment of Raju Prasad, Ph.D. as its Chief Financial Officer, effective March 14, 2023. Dr. Prasad will also serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Dr. Prasad, aged 39, served in various roles at William Blair & Company since March 2014, most recently as a Partner. While at William Blair, Dr. Prasad was a senior biotechnology analyst covering small-cap, mid-cap and large-cap companies. He led the firms’ initiative on launching coverage in the areas of cell therapy, gene therapy, and gene editing. Dr. Prasad previously worked as a research associate with the University of North Carolina at Chapel Hill’s Gillings School of Global Public Health and as an independent consultant with the U.S. Environmental Protection Agency. He also serves on the advisory board of Portal Innovations, a life sciences venture development engine. Dr. Prasad has a B.A. in cell biology and neuroscience from Rutgers University, an M.S. in exercise physiology from the University of Delaware, and a Ph.D. in environmental sciences and engineering from the University of North Carolina at Chapel Hill with a focus in genetic toxicology and mutagenesis. He has authored several publications in scientific journals and is the author of Building Breakthroughs: On the Frontier of Medical Innovation.

Employment Agreement with Dr. Prasad

In connection with Dr. Prasad’s appointment to the position of Chief Financial Officer, the Company’s wholly owned subsidiary, CRISPR Therapeutics, Inc (“CRISPR Inc.”), entered into an Employment Agreement with Dr. Prasad (the “Employment Agreement”), dated March 14, 2023.

Under the Employment Agreement, Dr. Prasad will receive an annual salary of $465,000 and he will be eligible to participate in the Company’s annual bonus program, with a target bonus of 45% of his annual base salary. Dr. Prasad’s bonus for 2024 will be pro-rated to reflect his start date with the Company. Dr. Prasad will also be eligible to participate in the Company’s 2018 Stock Option and Incentive Plan, and will receive (i) an inaugural, one-time grant of options to purchase 100,000 common shares of the Company (the “Option Award”) and (ii) an inaugural, one-time grant of 40,000 restricted stock units corresponding to an equivalent number of the Company’s common shares (the “RSU Award”). Twenty-five percent of the Option Award will vest on March 14, 2024, and the remaining 75% of the Option Award will vest ratably on a monthly basis over the following three years. Twenty-five percent of the RSU Award will vest on the first, second, third and fourth anniversary of the grant date of such award, subject, in each case, to Dr. Prasad’s continued service with CRISPR Inc., the Company or any other subsidiary of the Company. Dr. Prasad will also receive a one-time payment of $100,000, which is subject to forfeiture on a pro-rata basis in the event Dr. Prasad’s employment with the Company is terminated for Cause or Dr. Prasad resigns without Good Reason (both such terms as defined in the Employment Agreement) prior to March 14, 2024. Dr. Prasad will be eligible to participate in the Company’s 401(k) plan, health plans and other benefits on the same terms as all other Company employees.

Under the Employment Agreement, in the event CRISPR Inc. terminates his employment without Cause, or Dr. Prasad resigns for Good Reason (both as defined in the Employment Agreement), the terminating party will be required to give six months’ notice (the “Notice Period”). During the Notice Period, Dr. Prasad shall continue to be entitled to all compensation under the Employment Agreement, and all stock options and equity-based awards shall continue to vest from the date notice of termination is given until the last day of the Notice Period. In addition, Dr. Prasad will be entitled to receive a pro-rated bonus for the duration of the Notice Period.

No later than 15 days following the delivery of notice by CRISPR Inc. to Dr. Prasad of a termination without Cause or the delivery of a notice of resignation by Dr. Prasad for Good Reason, Dr. Prasad will be placed on “administrative leave.” During this period of administrative leave, Dr. Prasad may enter into consulting arrangements and accept board positions with other companies and will be allowed to engage in other employment, so long as that employment does not interfere with his obligations under the Employment Agreement. However, Dr. Prasad will continue to be entitled to all compensation under the Employment Agreement through the administrative leave period, which terminates at the end of the Notice Period.

If Dr. Prasad’s employment is terminated by CRISPR Inc. without Cause or by Dr. Prasad for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Employment Agreement), the Notice Period will become 12 months and all equity awards held by Dr. Prasad on such date that the notice of termination or resignation is delivered will vest, or similar other restrictions will expire, and such awards will become exercisable or nonforfeitable, subject to his execution of a release of any claims in favor of CRISPR Inc. However, in the event that CRISPR Inc. determines at the time of the Change in Control, in its sole discretion and in reliance on opinion of counsel, that the acceleration described in the preceding sentence is not permissible under applicable law, all stock options and equity-based awards held by Dr. Prasad as of the date of the Change in Control, shall vest and become exercisable or nonforfeitable as of the date of the Change in Control.

There are no transactions between Dr. Prasad and the Company subject to disclosure pursuant to Item 404(a) of Regulation S-K, and there is no arrangement or understanding between Dr. Prasad and any other persons or entities pursuant to which Dr. Prasad was appointed as officer of the Company. There are no family relationships between Dr. Prasad and any of our directors or executive officers.

The foregoing description of the material terms of Dr. Prasad’s employment arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

The full text of the press release announcing Dr. Prasad’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

(b) Resignation of Chief Financial Officer

On March 9, 2023, Brendan Smith resigned as of the close of business on March 13, 2023 from his position as Executive Vice President and Chief Financial Officer of the Company. Mr. Smith’s decision to resign is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates, or judgments. Mr. Smith is expected to remain employed as an employee of CRISPR Inc. until a date on or before March 31, 2023, during which time Mr. Smith’s outstanding existing equity awards that are not vested will continue to vest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Employment Agreement, dated March 14, 2023, by and between CRISPR Therapeutics, Inc. and Raju Prasad, Ph.D.

99.1+	Press Release by CRISPR Therapeutics AG, dated March 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

+ Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	March 14, 2023	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer